EXHIBIT 24.1
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                                POWER OF ATTORNEY
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          KNOW ALL MEN BY THESE PRESENTS, that I, Ada E. Rossin, do hereby make,
constitute,   designate   and  appoint   John  Martin  as  my  true  and  lawful
Attorney-in-Fact, for me and in my name and on my behalf generally:

               1. To execute and file any and all documents required to be filed by me with the Securities Exchange Commission ("SEC"), including Forms 4, 5 and 144 and Schedule 13D and all amendments thereto;

               2. To do and perform any and all acts which may be necessary or desirable to prepare, complete and execute such Forms 4, 5 and 144 and Schedule 13D, complete and execute any amendment or amendments thereto, and timely deliver and file such forms, schedule or amendments with the SEC and any stock exchange or similar authority; and

               3. To take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, me, it being understood that the documents executed by such attorney-in-fact on my behalf pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

I hereby grant to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as I might or could do if I was personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted.

I acknowledge that the foregoing attorney-in-fact, in serving in such capacity at my request, is not assuming nor relieving any of my responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act").

I also acknowledge that the foregoing attorney-in-fact does not assume (i) any liability for my responsibility to comply with the requirements of the Exchange Act, (ii) any liability for my failure to comply with such requirements, or
(iii) any of my obligations or liabilities for profit disgorgement under Section 16(b) of the Exchange Act.

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This Power of Attorney shall be effective  immediately  upon execution and shall be revoked by my giving to such attorney-in-fact acting hereunder written notification of the revocation, which notice shall not be considered binding unless actually received.

I hereby declare that this Power of Attorney shall not be affected by my disability or incapacity and that as against me and all persons claiming under me, everything which my attorney-in-fact shall do or cause to be done shall be valid and effectual in favor of any person claiming a benefit thereunder, who, before the doing thereof, shall not have had notice of revocation of this instrument.

IN WITNESS WHEREOF, I have caused this Power of Attorney to be executed this 30 day of November, 2003.


WITNESS:                                            GRANTOR:


                                                   /s/ Ada E. Rossin
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                                                   Name: Ada E. Rossin